U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 21, 2006

                         COMMISSION FILE NUMBER: 0-50834


                               SIAM IMPORTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     NEVADA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                                   73-1668122
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


          Suite 1801- 1 Yonge Street, Toronto, Ontario, Canada M5E 1W7
                                 (416) 214-3492
                 (ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)


                                      NONE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     On December 1, 2005, registrant ("Siam"), by and through its wholly-owned subsidiary, Siam Acquisition Corp., a Nevada corporation ("SAC"), entered into a Merger Agreement and Plan of Reorganization ("Agreement") to acquire 100% of the total issued and outstanding shares of Vaughan Foods, Inc., an Oklahoma corporation ("Vaughan"), from the shareholders of Vaughan, in full and sole consideration of 11,580,000 shares of the registrant's restricted Common Stock, representing 96.5% of the total outstanding shares of Common Stock of Siam post-merger. Pursuant to its terms, the Agreement could be terminated at any time prior to closing by mutual consent of the parties.

The agreement to terminate followed a determination by Vaughan that it first wanted to secure additional private funding. The mutual termination agreement settles all matters between the two companies, and no termination fees were imposed upon either party.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 2, 2006                      SIAM IMPORTS, INC.


                                           By: /s/ Dennis Eldjarnson
                                           -------------------------
                                           Dennis Eldjarnson
                                           President